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                                                                      EXHIBIT 32

                 STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350 AS
            REQUIRED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of TB Wood's Corporation (the "Company") on Form 10-K for the fiscal year ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify that to the best of our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2. The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 24, 2006  /s/William T. Fejes, Jr.   President and CEO
                ------------------------
                William T. Fejes, Jr.

March 24, 2006  /s/Joseph C. Horvath    Chief Financial Officer
                --------------------
                Joseph C. Horvath

A signed original of this written statement required by Section 906 has been provided to TB Wood's Corporation and will be retained by TB Wood's Corporation and furnished to the Securities and Exchange Commission or its staff upon request.